THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

$2,000,000.00

Los Angeles, California
May 6, 2009

FOR VALUE RECEIVED, PLATINUM STUDIOS, INC., a California corporation ("**Maker**"), hereby promises to pay to the order of SCOTT ROSENBERG, an individual ("**Lender**"), at such address as the holder hereof ("**Holder**") may specify in writing, the principal sum of TWO MILLION DOLLARS ($2,000,000.00) plus interest in the manner and upon the terms and conditions set forth below.

1. Rate of Interest. This Promissory Note ("**Note**") shall bear interest at a fixed per annum rate equal to eight percent (8.0%). Upon the occurrence of an Event of Default (as defined in the Security Agreement defined below), at the option of Holder, the interest rate payable hereunder shall be increased to a fixed per annum rate equal to ten percent (10.0%). Interest charged on this Note shall be computed on the basis of a three hundred sixty (360) day year for actual days elapsed.

2. Payments. The entire unpaid principal balance of this Note and all accrued but unpaid interest thereon shall be due and payable in full on May 6, 2010.

3. Prepayment. This Note may be prepaid at any time, in whole or in part, without any premium or penalty whatsoever; provided, however that, Maker shall give Holder at least twenty (20) business days notice prior to such prepayment.

4. Holder's Right of Acceleration. Upon the occurrence of an Event of Default described in Section 11(f) or 11(g) of the Security Agreement, the entire unpaid principal balance hereof together with all accrued but unpaid interest thereon shall become immediately due and payable without any election or action on the part of Holder. Upon the occurrence of any other Event of Default, Holder may, at its election and without notice to Maker, declare the entire unpaid principal balance hereof together with all accrued but unpaid interest thereon immediately due and payable.

5. Maximum Interest Rate. In no event shall the interest rate and other charges hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Holder has received interest and other charges

hereunder in excess of the highest rate applicable hereto, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the principal installments due hereunder in the inverse order of maturity, and the provisions hereof shall be deemed amended to provide for the highest permissible rate. If there is no principal balance outstanding, Holder shall refund to Maker such excess.

6. Security. This Note is secured by that certain Security Agreement, dated as of May 6, 2009 ("**Security Agreement**"), between Maker and Lender, as the same may be amended, restated or supplemented from time to time in accordance with its terms.

7. Conversion. Holder shall have the sole and exclusive right to convert this Note including all principal and accrued interest hereunder into shares of the Maker's Common Stock. The conversion price shall be $0.048 per share (as adjusted per Section 7(b)) (the "**Conversion Price**").

(a) *Conversion Procedure.*

(i) Before Holder shall be entitled to convert this Note into shares of Common Stock under this Section 7, it shall surrender this Note, duly endorsed, at the office of Maker and shall give written notice by registered or certified mail, postage prepaid, to Maker at its principal corporate office, of the election to convert the same pursuant to Section 7, and shall state therein the amount of the unpaid principal amount of this Note to be converted and the name or names in which the certificate or certificates for shares of Common Stock are to be issued. Maker shall, as soon as practicable thereafter, issue and deliver at such office to Holder of this Note a certificate or certificates for the number of shares of Common Stock to which Holder shall be entitled upon conversion, together with a replacement Note (if any principal amount is not converted) and any other securities and property to which Holder is entitled upon such conversion under the terms of this Note, including a check payable to Holder for any cash amounts payable as described in Section 7(a)(ii). The conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of this Note, and the person or persons entitled to receive the shares of Common Stock upon such conversion shall be treated for all purposes as the record Holder or Holders of such shares of Common Stock as of such date.

(ii) No fractional shares shall be issued upon conversion of this Note. In lieu of Maker issuing any fractional shares to Holder upon the conversion of this Note, Maker shall pay to Holder an amount equal to the product obtained by multiplying the conversion price by the fraction of a share not issued pursuant to the previous sentence. In addition, Maker shall pay to Holder any interest accrued on the amount converted and on the amount to be paid to Maker pursuant to the previous sentence. Upon conversion of this Note in full and the payment of the amounts specified in this Section 7(a)(ii), Maker shall be forever released from all its obligations and liabilities under this Note.

(b) *Adjustments to Conversion Price for Dilutive Issuances.*

(i) **Special Definitions**. For purposes of this Section 7(b), the following definitions shall apply:

(1) "**Additional Shares of Common Stock**" shall mean all shares of Common Stock issued (or, pursuant to Section 7(b)(ii), deemed to be issued) by Maker after the date hereof, other than:

(A) shares of Common Stock issued or issuable to officers, directors or employees of, or consultants to, Maker pursuant to any stock option plan or agreement or other stock incentive program or agreement approved by the Board of Directors;

(B) shares issuable upon exercise of warrants to purchase shares of Common Stock held by Lender;

(C) shares issued in connection with the acquisition by Maker of voting control or all or substantially all of the assets of another business entity in a transaction unanimously approved by the Board of Directors; or

(D) shares for which an adjustment is made pursuant to Section 7(b)(v).

(2) "**Options**" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (as defined below).

(3) "**Convertible Securities**" shall mean any evidences of indebtedness, shares of Preferred Stock or other securities convertible into or exchangeable for Common Stock.

(ii) **Deemed Issue of Additional Shares of Common Stock**. In the event Maker at any time or from time to time after the date hereof shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the following provisions shall apply:

(1) The maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities shall be deemed to be Additional Shares of Common Stock issued as of the time of the issuance of such Option or Convertible Security or, in case such a record date shall have been fixed, as of the close of business on such record date.

(2) Except as provided in Sections 7(b)(ii)(3) and 7(b)(ii)(4), no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities.

(3) If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to Maker or the number of shares of Common Stock issuable upon the exercise, conversion or exchange thereof (including a change resulting from the antidilution provisions of such Options or Convertible Securities), the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities; provided, however, that such recomputed Conversion Price shall not exceed the Conversion Price that would have been in effect had the original issuance of Options or Convertible Securities not been deemed to constitute an issuance of Additional Shares of Common Stock.

(4) Upon the expiration of any such Options or Convertible Securities, the Conversion Price, to the extent in any way affected by or computed using such Options or Convertible Securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock actually issued upon the exercise of such Options or Convertible Securities.

(iii) **Adjustment of Conversion Price for Dilutive Issuances.** In the event Maker shall sell and issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 7(b)(ii)) after the date hereof of for (x) a consideration per share less than the Conversion Price in effect immediately prior to such issuance and (y) shall receive at least a minimum of $200,000 in consideration the aggregate pursuant to such sales of Additional Shares of Common Stock, then and in each such event the Conversion Price shall be reduced to a price equal to the per share price paid for the Additional Shares of Common Stock.

(iv) **Determination of Consideration.** For purposes of this Section 7(b), the consideration received by Maker for the issue of any Additional Shares of Common Stock shall be computed as follows:

(1) *Cash and Property.* Such consideration shall:

(A) insofar as it consists of cash, be computed at the aggregate amount of cash received by Maker before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by Maker for any underwriting or otherwise in connection with the issuance and sale thereof;

(B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined by Board of Directors in the good faith exercise of its reasonable business judgment; and

(C) in the event Additional Shares of Common Stock are issued together with other securities or other assets of Maker for consideration that covers both, be the proportion of such consideration so received, computed as

provided in clauses (A) and (B) above, as determined by Board of Directors in the good faith exercise of its reasonable business judgment.

(2) *Options and Convertible Securities.* The consideration per share received by Maker for Additional Shares of Common Stock deemed to have been issued pursuant to Section 7(b) relating to Options and Convertible Securities shall be equal to:

(x) the total amount, if any, received or receivable by Maker as consideration for the issuance of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to Maker upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, divided by

(y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(v) **Other Adjustments to Conversion Price.**

(1) *Subdivisions, Combinations or Consolidations of Common Stock.* In the event the outstanding shares of Common Stock shall be subdivided, combined or consolidated, by stock split, reverse stock split or similar event, into a greater or lesser number of shares of Common Stock after the date hereof, the Conversion Price in effect immediately prior to such subdivision, combination or consolidation shall, concurrently with the effectiveness of such subdivision, combination or consolidation, be proportionately adjusted.

(2) *Common Stock Dividends and Distributions.* If, after the Date hereof, Maker at any time or from time to time issues, or fixes a record date for determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then in each such event, as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, the Conversion Price that is then in effect shall be decreased by multiplying the Conversion Price then in effect by a fraction, (x) the numerator of which is the number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (y) the denominator of which is the number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend or distribution is not paid in full on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and

thereafter the Conversion Price shall be adjusted pursuant to this Section 7(b)(v)(2) to reflect the actual payment of such dividend or distribution.

(3) *Other Distributions*. In case Maker shall distribute to holders of its Common Stock shares of its capital stock (other than shares of Common Stock and other than as otherwise subject to adjustment pursuant to this Section 7(b)), stock or other securities of other persons, evidences of indebtedness issued by Maker or other persons, assets (excluding cash dividends) or options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of Maker convertible into or exchangeable for Common Stock), or shall fix a record date for determination of holders of Common Stock entitled to receive such a distribution, then, in each such case, provision shall be made so that Holder shall be entitled to receive, upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of Maker that they would have received had this Note been converted into Common Stock on the date of such event (or on the record date with respect thereto, if such record date is fixed) and had it thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by it as aforesaid during such period, subject to all other adjustments called for during such period under this Section 7 with respect to the rights of Holder.

(4) *Recapitalizations and Reorganizations*. In the case of any capital recapitalization or reorganization (other than a subdivision, combination or other recapitalization provided for elsewhere in this Section 7 or a merger or sale of assets), or the fixing of any record date for determination of holders of Common Stock affected by such recapitalization or reorganization, provision shall be made so that Holder shall be entitled to receive, upon conversion thereof, the type and number of shares of stock or other securities or property of Maker or otherwise that it would have received had this Note been converted into Common Stock on the date of such event (or on the record date with respect thereto, if such record date is fixed) and had it thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by it as aforesaid during such period, subject to all other adjustments called for during such period under this Section 7 with respect to the rights of Holder. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 7 to the end that the provisions of this Section 7 shall be applicable after the recapitalization or reorganization to the greatest extent practicable.

(c) *Certificate as to Adjustments*. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 7, Maker at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based including the consideration received for any Additional Shares of Common Stock issued. Maker shall, upon the written request at any time of Holder, furnish or cause to be furnished to Holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect and (iii) the number of shares

of Common Stock and the type and amount, if any, of other property which at the time would be received upon the conversion of the Note.

(d) *Fractional Shares.* No fractional shares of Common Stock shall be issued upon conversion of the Note. In lieu of any fractional shares to which Holder would otherwise be entitled, Maker shall pay cash equal to such fraction multiplied by the fair market value of one share of Common Stock as determined by the Board of Directors of Maker. The number of whole shares issuable to Holder upon such conversion shall be determined on the basis of the number of shares of Common Stock issuable upon conversion of the amount of the principal and accrued interest under the Note being converted into Common Stock by such holder at that time.

(e) *Notices of Record Date.* In the event (i) Maker shall take a record of the holders of its capital stock for the purpose of entitling them to receive a dividend or other distribution (other than a cash dividend) or to subscribe for or purchase any shares of stock of any class or to receive any other rights, (ii) of any capital reorganization, reclassification or recapitalization (other than a subdivision or combination of its outstanding shares of Common Stock), or (iii) of the voluntary or involuntary dissolution, liquidation or winding up of Maker or any deemed liquidation, then, and in any such case, Maker shall cause to be mailed to Holder at the address of record of Holder as set forth on Maker's books, at least 20 days prior to the earliest date hereinafter specified, a notice stating the material terms of the proposed transaction and the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights or (y) such reorganization, reclassification, recapitalization, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which holders of capital stock of record shall be entitled to exchange their shares of capital stock for securities or other property deliverable upon such reorganization, reclassification, recapitalization, dissolution, liquidation or winding up. If any material change in the facts set forth in the written notice shall occur, Maker shall promptly give written notice of such material change to Holder.

(f) *No Impairment.* Without obtaining such consent of Holder, Maker will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by Maker, but will at all times in good faith assist in the carrying out of all the provisions of this Section 7 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of Holder against impairment.

(g) *Reservation of Stock Issuable Upon Conversion.* Maker shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Note, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Note; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion in full of all principal and accrued interest hereunder, Maker will take such corporate action as may, in the opinion of its

counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

8. General Provisions

(a) If this Note is not paid when due, Maker further promises to pay all costs of collection, foreclosure fees, and reasonable attorneys' fees incurred by Holder, whether or not suit is filed hereon.

(b) Presentment for payment, notice of dishonor, protest, and notice of protest are hereby expressly waived.

(c) Any waiver of any rights under this Note, or under any other agreement, instrument, or paper signed by Maker is neither valid nor effective unless made in writing and signed by Holder. No delay or omission on the part of Holder in exercising any right shall operate as a waiver thereof or of any other right. A waiver by Holder upon any one occasion shall not be construed as a bar or waiver of any right or remedy on any future occasion.

(d) Should any one or more of the provisions of this Note be determined illegal or unenforceable, all other provisions shall nevertheless remain effective.

(e) Lender or any Holder may transfer or sell this Note at his, her or its discretion. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by Maker without the prior written consent of Holder.

(f) This Note cannot be changed, modified, amended, or terminated orally.

9. **Choice of Law and Venue. THE VALIDITY OF THIS NOTE, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE MAKER AND HOLDER, SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. TO THE MAXIMUM EXTENT PERMITTED BY LAW, MAKER HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS NOTE SHALL BE TRIED AND DETERMINED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, OR, AT THE SOLE OPTION OF HOLDER, IN ANY OTHER COURT IN WHICH HOLDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE MAKER HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON**

<u>CONVENIENS</u> OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.

IN WITNESS WHEREOF, this Note has been executed and delivered on the date first set forth above.

MAKER:

PLATINUM STUDIOS, INC.,
a California corporation

By: [signature]
Name: BRIAN ALTOUNIAN
Title: PRESIDENT & COO